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                                                                    EXHIBIT 3.ii

                                     BYLAWS
                                       OF
                                MASCO CORPORATION
                            (a Delaware corporation)
                            (As Amended May 19, 1993)

                                    ARTICLE I
                            Meetings of Stockholders

     Section 1.01. Annual Meetings. The annual meeting of stockholders for the election of Directors and for the trans action of such other proper business, notice of which was given in the notice of the meeting, shall be held on a date (other than a legal holiday) in May or June of each year which shall be designated by the Board of Directors, or on such other date to which a meeting may be adjourned or re-scheduled, at such time and place within or without the State of Delaware as shall be designated in the notice of such meeting.

     Section 1.02. Special Meetings. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the President or a majority of the Board of Directors, subject to the rights of holders of any one or more classes or series of preferred stock or any other class of stock issued by the Corporation which shall have the right, voting separately by class or series, to elect Directors. Special meetings shall be held at such place within or without the State of Delaware and at such hour as may be designated in the notice of such meeting and the business transacted shall be confined to the object stated in the notice of the meeting.

     Section 1.03. Re-scheduling and Adjournment of Meetings. Notwithstanding Sections 1.01 and 1.02 of this Article, the Board of Directors may postpone and re-schedule any previously scheduled annual or special meeting of stockholders. The person presiding at any meeting is empowered to adjourn the meeting at any time after it has been convened.

     Section 1.04. Notice of Stockholders' Meetings. The notice of all meetings of stockholders shall be in writing and shall state the place, date and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of the Directors to be elected at such meeting and for the transaction of such other business as is stated in the notice of the meeting.


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The notice of a special meeting shall state the purpose or purposes for which the meeting is called and shall also indicate that it is being issued by or at the direction of the person or persons calling the meeting. If, at any meeting, action is proposed to be taken which would, if taken, entitle stockholders fulfilling the requirements of the General Corporation Law to receive payment for their shares, the notice of such meeting shall include a statement to that effect.

     A copy of the notice of each meeting of stockholders shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting at his record address or at such other address as he may have furnished by request in writing to the Secretary of the Corporation. If a meeting is adjourned to another time or place, and, if any announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the adjournment is for more than thirty days or the Directors, after adjournment, fix a new record date for the adjourned meeting.

     Notice of a meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of a stockholder at a meeting, in person or by proxy, without protesting prior to the meeting the lack of notice of such meeting shall constitute a waiver of notice of the meeting.

     Section 1.05. Business to be Considered. Only those matters stated to be considered in the notice of the meeting, or of which written notice has been given to the Corporation either by personal delivery to the Chairman of the Board or the Secretary or by U.S. mail, postage prepaid, of a stockholder's intent to bring the matter before the meeting, may be considered at the Annual Meeting of Stockholders. Such notice shall be received no later than 120 days in advance of the date on which the Corporation's proxy statement was released to stockholders in connection with the previous year's Annual Meeting.

     Only that business brought before a special meeting pursuant to the notice of the meeting may be conducted or considered at such meeting.

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      Only such business brought before an annual or special meeting of stockholders pursuant to these bylaws shall be eligible to be conducted or considered at such meetings.

     Section 1.06. Quorum. Except as otherwise required by law, by the Certificate of Incorporation or by these bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

     Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election. Whenever any corporate action, other than the election of Directors, is to be taken by vote of the stockholders, except as otherwise required by the General Corporation Law, the Certificate of Incorporation or these bylaws, it shall be authorized by a majority of the votes cast on the proposal by the holders of shares entitled to vote thereon at a meeting of stockholders.

     Section 1.07. Inspectors at Stockholders' Meetings. The Board of Directors, in advance of any stockholders' meeting, shall appoint one or more inspectors to act at the meeting or any adjournment thereof and to make a written report thereof. In case any inspector or alternate appointed is unable to act, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

     The inspectors shall determine the number of shares out standing and the voting power of each, and shares represented at the meeting, the existence of a quorum, the validity and effect of

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proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote the fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

     Section 1.08. Presiding Officer at Stockholders' Meetings. The Chairman, or the President, shall preside at Stockholders' Meetings as more particularly provided in Article III hereof. In the event that both the Chairman and the President shall be absent or otherwise unable to preside, then a majority of the Directors present at the meeting shall appoint one of the Directors or some other appropriate person to preside.









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                                   ARTICLE II
                                    Directors

     Section 2.01. Qualifications and Number; Term; Vacancies. A Director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of Directors constituting the entire Board shall be not less than five nor more than twelve, the exact number of Directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. Directors shall be nominated and serve for such terms, and vacancies shall be filled, as provided in the Certificate of Incorporation.
Directors may be removed only for cause.

     Section 2.02. Place and Time of Meetings of the Board. Regular and special meetings of the Board shall be held at such places (within or without the State of Delaware) and at such times as may be fixed by the Board or upon call of the Chairman of the Board or of the executive committee or of any two Directors, provided that the Board of Directors shall hold at least four meetings a year.

     Section 2.03. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, but if there shall be less than a quorum at any meeting of the Board, a majority of those present (or if only one be present, then that one) may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice. Except as provided to the contrary by the General Corporation Law, by the Certificate of Incorporation or by these bylaws, at all meetings of Directors, a quorum being present, all matters shall be decided by the vote of a majority of the Directors present at the time of the vote.

     Section 2.04. Remuneration of Directors. In addition to reimbursement for his reasonable expenses incurred in attending meetings or otherwise in connection with his attention to the affairs of the Corporation, each Director as such, and as a member of any committee of the Board, shall be entitled to receive such remuneration as may be fixed from time to time by the Board.

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     Section 2.05. Notice of Meetings of the Board. Regular meetings of the
Board may be held without notice if the time and place of such meetings are fixed by the Board. All regular meetings of the Board, the time and place of which have not been fixed by the Board, and all special meetings of the Board shall be held upon twenty-four hours' notice to the Directors given by letter or telegraph. No notice need specify the purpose of the meeting. Any requirement of notice shall be effectively waived by any Director who signs a waiver of notice before or after the meeting or who attends the meeting without protesting (prior thereto or at its commencement) the lack of notice to him; provided, however, that a regular meeting of the Board may be held without notice immediately following the annual meeting of the stockholders at the same place as such meeting was held, for the purpose of electing officers and a Chairman of the Board for the ensuing year.

     Section 2.06. Executive Committee and Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee and other committees to serve at the pleasure of the Board. Each Committee shall consist of such number of Directors as shall be specified by the Board in the resolution designating the Committee. Except as set forth below, the Executive Committee shall have all of the authority of the Board of Directors. Each other committee shall be empowered to perform such functions, as may, by resolution, be delegated to it by the Board.

     The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent member or members at any meetings of such committee. Vacancies in any committee, whether caused by resignation or by increase in the number of members constituting said committee, shall be filled by a majority of the entire Board of Directors. The Executive Committee may fix its own quorum and elect its own Chairman. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

     Section 2.07. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or
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of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent if filed with the minutes of proceedings of the Board or committee.


                                   ARTICLE III
                                    Officers

     Section 3.01. Officers. The Board of Directors, at its first meeting held after the annual meeting of stockholders in each year shall elect a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and a Controller, and may, in its discretion, also appoint from time to time, such other officers or agents as it may deem proper. The Chairman shall be elected from among the members of the Board of Directors.

     Any two or more offices may be held by the same person.

     Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor has been elected and qualified; provided, however, that the Board of Directors may remove any officer for cause or without cause at any time.

     Section 3.02. Chairman of the Board. The Chairman shall preside, unless he designates another to act in his stead, at all meetings of the Stockholders, the Board of Directors, and the Executive Committee and shall be a member ex officio of all committees appointed by the Board of Directors, except that the Board may, at his request, excuse him from membership on a committee. The Chairman shall be the chief executive officer of the Corporation and shall have the power on behalf of the Corporation to enter into, execute and deliver all contracts, instruments, conveyances or documents and to affix the corporate seal thereto. The Chairman shall do and perform all acts and duties herein specified or which may be assigned to him from time to time by the Board of Directors.

     Section 3.03. Chairman Emeritus. If the Board shall elect a Chairman Emeritus, he or she shall, at the request of the Chairman of the Board or in his absence or inability to act if the Board shall not designate another member, preside at the meetings of the

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Board. The Chairman Emeritus shall also perform such duties which may be assigned to him by the Chairman of the Board.

     Section 3.04. President. At the request of the Chairman of the Board or in his absence or inability to act, the President shall preside at meetings of the Stockholders. The President shall be the chief operating officer of the Corporation and as such, subject to the direction of the Chairman of the Board, be responsible for the operations of the Corporation and shall also perform such other duties as may be prescribed by the Board of Directors or the Executive Committee or the Chairman of the Board. The President shall have the power on behalf of the Corporation to enter into, execute, or deliver all contracts, instruments, conveyances or documents and to affix the corporate seal thereto.

     Section 3.05. Secretary. The Secretary shall keep minutes of the proceedings taken and the resolutions adopted at all meetings of the stockholders, the Board of Directors and the Executive Committee, and shall give due notice of the meetings of the stockholders, the Board of Directors and the Executive Committee. He shall have charge of the seal and all books and papers of the corporation, and shall perform all duties incident to his office. In case of the absence or disability of the Secretary, his duties and powers may be exercised by such person as may be appointed by the Board of Directors or the Executive Committee.

     Section 3.06. Treasurer. The Treasurer shall receive all the monies belonging to the Corporation, and shall forthwith deposit the same to the credit of the Corporation in such financial institution as may be selected by the Board of Directors or the Executive Committee. He shall keep books of account and vouchers for all monies disbursed. He shall also perform such other duties as may be prescribed by the Board of Directors or Executive Committee or the President and in case of the absence or disability of the Treasurer, his duties and powers may be exercised by such person as may be appointed by the Board of Directors or Executive Committee.

     Section 3.07. Controller. The Controller shall have custody of the financial records of the Corporation and shall keep full and accurate books and records of the financial transactions of the Corporation. He shall determine the methods of accounting and reporting for all entities comprising the Corporation and shall be responsible for assuring adequate systems of internal control.

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     The Controller shall render to the Chairman of the Board of Directors, the
President, and the Board of Directors, whenever they may request it, a report on the financial condition of the Corporation and on the results of its operations.


                                   ARTICLE IV
                                  Capital Stock

     Section 4.01. Share Certificates. Each certificate representing shares of the Corporation shall be in such form as may be approved by the Board of Directors, and, when issued, shall contain upon the face or back thereof the statements prescribed by the General Corporation Law and by any other applicable provision of law. Each such certificate shall be signed by the Chairman of the Board or the President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer. The signatures of said officers upon a certificate may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

     Section 4.02. Lost, Destroyed or Stolen Certificates. No certificate representing shares shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of evidence of such loss, destruction or theft and on delivery to the Corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount, upon such terms and secured by such surety as the Board of Directors may in its discretion require.

     Section 4.03. Transfer of Shares. The shares of stock of the Corporation shall be transferable or assignable on the books of the Corporation only by the person to whom they have been issued or his legal representative, in person or by attorney, and only upon surrender of the certificate or certificates representing such shares properly assigned. The person in whose name shares of stock shall stand on the record of stockholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

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     Section 4.04. Record Dates. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other action, the Board may fix, in advance, a date as the record date of any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.


                                    ARTICLE V
                                  Miscellaneous

     Section 5.01. Signing of Instruments. All checks, drafts, notes, acceptances, bills of exchange, and orders for the payment of money shall be signed in such manner as may be provided and by such person or persons as may be authorized from time to time by resolution of the Board of Directors or the Executive Committee or these bylaws.

     Section 5.02. Corporate Seal. The seal of the Corporation shall consist of a metal disc having engraved thereon the words "Masco Corporation, Delaware."

     Section 5.03. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and shall end on the thirty-first day of December following.


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                                   ARTICLE VI
                              Amendments of Bylaws

     Section 6.01. Amendments. Except as provided to the contrary by the General Corporation Law, by the Certificate of Incorporation or by these bylaws, these bylaws may be amended or repealed at a meeting, (1) by vote of a majority of the whole Board of Directors, provided that notices of the proposed amendments shall have been sent to all the Directors not less than three days before the meeting at which they are to be acted upon, or at any regular meeting of the Directors by the unanimous vote of all the Directors present, or (2) by the affirmative vote of the holders of at least 80% of the stock of the Corporation generally entitled to vote, voting together as a single class.







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